                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                             EXCHANGE ACT OF 1934

Filed by registrant [X]    Filed by a party other than the registrant [ ]

Check the appropriate box:

[ ]  Preliminary proxy statement      [ ]  Definitive additional materials
[X]  Definitive proxy statement       [ ]  Soliciting material pursuant to
                                            Rule 14a-11(c) or Rule 14a-12

                               AIRSENSORS. INC.
                ----------------------------------------------
               (Name of Registrant as Specified in Its Charter)

                                 CARY M. WONG
                   ----------------------------------------
                  (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

[X]  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1),
     or 14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
          ________________________________________________________________

     (2)  Aggregate number of securities to which transaction applies:
          ________________________________________________________________

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
          ________________________________________________________________

     (4)  Proposed maximum aggregate value of transaction:
          ________________________________________________________________

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:
     (2)  Form, schedule or registration statement no.:
     (3)  Filing party:
     (4)  Date filed:

                               AIRSENSORS, INC.

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


To the Stockholders of AirSensors, Inc.

Notice is hereby given that the Annual Meeting of Stockholders of AirSensors, Inc. will be held at 1:30 p.m. local time on November 3, 1995 at the Sheraton Cerritos Hotel Towne Center, 12725 Center Court Drive, Cerritos, California 90703 for the following purposes:

     (1)   To elect two directors for a term of three years;

     (2) To ratify the appointment of Ernst & Young LLP as the Company's independent public accountants; and

     (3) To transact such other business as may properly come before the meeting.

Stockholders of record at the close of business on September 4, 1995, will be entitled to notice of and to vote at the meeting and any adjournment thereof. The vote of each stockholder is important. Whether or not you plan to attend the meeting, you are requested to date and sign the enclosed proxy card and return it promptly.

                                    By Order of the Board of Directors,

                                    /s/ Dale L. Rasmussen
                                    ----------------------------------
                                    Dale L. Rasmussen
                                    Secretary

Cerritos, California
September 26, 1995

                               AIRSENSORS, INC.

                               Proxy Statement

                           -----------------------


                        INFORMATION REGARDING PROXIES

     This Proxy Statement and the enclosed proxy are furnished in connection with the solicitation of proxies by the Board of Directors of AirSensors, Inc. (the "Company") for use at the annual meeting of stockholders to be held on Friday, November 3, 1995, at 1:30 p.m. local time, at the Sheraton Cerritos Hotel Towne Center, 12725 Center Court Drive, Cerritos, California 90703, and any adjournment thereof.

     Expenses of solicitation of proxies will be paid by the Company. Solicitation will be by mail. There may be telegraph, telephone or personal solicitations by directors, officers, and employees of the Company which will be made without paying them additional compensation. The Company will request banks and brokers to solicit proxies from their customers and will reimburse those banks and brokers for reasonable out-of-pocket costs for this solicitation.

     If the enclosed proxy is properly executed and returned, it will be voted in accordance with the instructions specified thereon. In the absence of instructions to the contrary, it will be voted (i) for all of the nominees for the Company's Board of Directors listed in this Proxy Statement and (ii) for ratification of the appointment of Ernst & Young LLP as the Company's independent public accountants. If other matters come before the meeting, it will be voted in accordance with the best judgment of the persons named as proxies in the enclosed proxy. Execution of the proxy will not in any way affect a stockholder's right to attend the meeting or prevent voting in person. A proxy may be revoked at any time by delivering written notice to the Secretary of the Company before it is voted.

     Stockholders who withhold or abstain from voting and broker non-votes are counted for purposes of achieving a quorum. Abstentions are counted in tabulations of the votes cast on proposals presented to the stockholders. Broker non-votes are not counted for purposes of determining whether a proposal has been approved.

     The principal executive offices of AirSensors, Inc. are located at 16804 Gridley Place, Cerritos, California 90703. This Proxy Statement and accompanying proxy were first sent to stockholders about October 6, 1995.

                            ELECTION OF DIRECTORS

     The Board of Directors is divided into three classes, each consisting of three Directors, with the three classes serving staggered three-year terms. The Directors elected at the meeting will be elected for three-year terms. Each Director will hold office until the first meeting of stockholders immediately following expiration of his term of office and until his successor is qualified and elected.

     Kelly Waller, whose term as a Director expires this year, announced his retirement. While the Board of Directors is undertaking a search for a replacement and expects to fill the vacancy, no nominee has been selected at this time. Proxies cannot be voted for more than two nominees for the election of Directors.

     Although the Board of Directors anticipates that all of the nominees will be available to serve as Directors of the Company, if any of them do not accept the nomination, or otherwise are unwilling or unable to serve, the proxies will be voted for the election of a substitute nominee or nominees designated by the Board of Directors.

     Directors are elected by a plurality of the votes of the shares of the Common Stock and the 1993 Series 1 Preferred Stock present in person or represented by proxy and entitled to vote at the annual meeting. Any shares not voted (whether by abstention, broker non-vote or votes withheld) are not counted as votes cast for or against the nominees and will be excluded from the vote.


                         INFORMATION ABOUT DIRECTORS
                          AND NOMINEES FOR ELECTION

     The names and ages of the nominees and the other Directors, the year in which each first became a director of the Company, their principal occupations and certain other information are as follows:

               NOMINEES FOR ELECTION TO TERMS EXPIRING IN 1995

     V. ROBERT COLTON, age 65, has been a Director since March 1989. Mr. Colton is a retired dentist and has engaged in real estate investment and development activities for a number of years.

     ROBERT M. STEMMLER, age 60, has been a Director since May 1993, and became the President and Chief Executive Officer of the Company on July 1, 1993. He was a full-time consultant to the Company from December 1992 until becoming President and CEO. From 1988 until December 1992, Mr. Stemmler was the Chief Operating Officer of Sargent Fletcher Company, a manufacturer of fuel tanks, aerial refueling systems and specialty mission equipment for military aircraft. He was the General Manager of IMPCO Technologies, Inc. from 1982 to 1985.

                  DIRECTORS WHOSE TERMS CONTINUE UNTIL 1996

     NORMAN L. BRYAN, age 54, has been a Director since November 1993. He was employed by Pacific Gas and Electric Company until his retirement in 1994. Mr. Bryan was Vice President, Marketing from February 1993 until December 1994, and was Vice President, Clean Air Vehicles from February 1991 to February 1993.

     EDWIN J. SCHNEEBECK, age 83, has been a Director since March 1981 and is the Vice Chairman of the Board. He was the owner and operator of a magazine and newspaper distribution business which was sold in 1980 and, until its dissolution, was President of ESS Corporation, a closely held real estate company. Since then he has been active as an investor in real estate and various closely held businesses.

     DON J. SIMPLOT, age 60, has been a Director since May 1978. He is the President of Simplot Industries, Inc., which is engaged in agricultural enterprises, and a Vice President of J.R. Simplot Company, which is also engaged in agricultural enterprises. Mr. Simplot is a Director of Micron Technology, Inc., a designer and manufacturer of semiconductor memory components primarily used in various computer applications.

                   DIRECTORS WHOSE TERMS CONTINUE UNTIL 1997

     PETER B. BENSINGER, age 59, has been a Director since March 1995. He has been the President and CEO of Bensinger, DuPont & Associates, a consulting firm providing consulting, training and employee assistance programs, since 1982. Mr. Bensinger served as Administrator of the U.S. Drug Enforcement Administration from January 1976 to July 1981. Mr. Bensinger is the son-in-law of Edwin J. Schneebeck.

     RAWLEY F. TAPLETT, age 74, is the Chairman of the Board and has been a Director of the Company since May 1978. He is the founder and owner of R.F. Taplett Fruit and Storage Company, a grower, packer and marketer of fruit, primarily apples. He is also the principal shareholder, and officer and director, of Whitestone Orchards, Inc., which owns and operates apple orchards.

     DOUGLAS W. TOMS, age 65, is the Chairman of the Executive Committee and has been a Director of the Company since October 1980. He served as President and Chief Executive Officer of the Company from October 1980 to April 1989. Since April 1989, Mr. Toms has been a consultant to American Honda Motor Company, Inc.


              MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

     During the fiscal year ended April 30, 1995, there were four meetings of the Board of Directors. Each Director attended at least 75% of the total number of meetings of the Board of Directors and committees on which the Director served, with the exception of V. Robert Colton and Don J. Simplot.

     Members of the Executive Committee are Douglas W. Toms, Chairman, V. Robert Colton, Edwin J. Schneebeck, Robert M. Stemmler and Rawley F. Taplett. The Executive Committee has the authority to exercise all of the authority of the Board of Directors, except that it may not recommend to the stockholders proposals to be approved by the stockholders, amend the Bylaws, or amend the Certificate of Incorporation. The Executive Committee met three times during the fiscal year ended April 30, 1995.

     Members of the Audit Committee are Kelly Waller, Chairman, Norman L. Bryan, Edwin J. Schneebeck and Douglas W. Toms. The Audit Committee reviews with the Company's independent auditors the scope, results and costs of the annual audit and the Company's accounting policies and financial reporting. There was one meeting of the Audit Committee during the fiscal year ended April 30, 1995.

     Members of the Compensation Committee are Douglas W. Toms, Chairman, Edwin J. Schneebeck, Don J. Simplot and Rawley F. Taplett. The function of the Compensation Committee is to consider and propose executive compensation policies and submit to the Board of Directors reports recommending compensation to be paid to the Company's executive officers. The Compensation Committee met twice during the fiscal year ended April 30, 1995.

     The Board of Directors does not have a standing nominating committee.


                           COMPENSATION OF DIRECTORS

     Each Director who is not an employee of the Company is paid an attendance fee of $1,000 plus out-of-pocket expenses for each Board or Committee meeting attended. In addition, the Chairman and Vice-Chairman of the Board of Directors are each paid an annual retainer of $50,000 plus reimbursement of out-of-pocket expenses, and provided a company vehicle. The Company provides medical insurance for the Chairman of the Executive Committee.

     A total of 220,000 options have been granted to Directors under the 1993 Stock Option Plan for nonemployee Directors. These options are held by Messrs. Bensinger, Bryan, Colton, Schneebeck, Simplot, Taplett and Toms, all of whom are nonemployee Directors, and one retired nonemployee Director. 130,000 options were available for future grants as of April 30, 1995. Option exercise prices are the higher of (i) the average market value of the stock for the 15 trading days following the date of grant and
(ii) the market value on the fifteenth trading day following the date of grant. Options are not assignable and vest cumulatively at the rate of 25% annually, beginning on the first anniversary date of grant. However, if a Director dies, becomes disabled or retires at age 62 or later, then options vest at the rate of 25% for each full calendar year in which optionee served as a Director of the Company. Options must be exercised while a Director or within three months following termination as Director, unless termination results from death or disability, in which case options may be exercised during the one-year period following termination. In no event may options be exercised more than ten years after date of grant.


                              VOTING SECURITIES

     Stockholders eligible to vote at the meeting are those of record at the close of business on September 4, 1995. The voting securities of the Company consist of shares of Common Stock and shares of 1993 Series 1 Preferred Stock ("1993 Preferred Stock"). At September 4, 1995, 5,644,870 shares of Common Stock and 5,950 shares of 1993 Preferred Stock were outstanding.

     Each outstanding share of Common Stock is entitled to one vote on all matters to be presented at the meeting. Each share of 1993 Preferred Stock is also entitled to vote on all such matters and is entitled to the number of votes equal to the number of full shares of Common Stock into which it was convertible on the record date. On that date, each share of 1993 Preferred Stock was convertible into the number of shares of Common Stock that results from dividing $1,000 by a conversion price of $5.30 per share, or 188 votes.

                    OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

                                 COMMON STOCK

     The following table sets forth information as of September 4, 1995, with respect to all stockholders known by the Company to be the beneficial owners of more than 5% of the outstanding Common Stock. Except as otherwise specified, each named beneficial owner has sole voting and investment power with respect to the shares set forth opposite his or her name.


     NAME AND ADDRESS         AMOUNT AND NATURE OF        PERCENT
    OF BENEFICIAL OWNER        BENEFICIAL OWNERSHIP        OF CLASS
    -----------------          ---------------------       --------
     Edwin J. Schneebeck           1,784,185 (1),(2)        28.33%
      P.O. Box 5245
      Tacoma, WA  98405

     Rawley F. Taplett               701,005 (3)            11.97%
      P.O. Box 2188
      Wenatchee, WA  98801

     Timothy J. Schneebeck           445,601 (4)             7.89%
      P.O. Box 5245
      Tacoma, WA  98405

     Mary Chichester                 356,644 (5)             6.14%
      714 East 48th Street
      Tacoma, WA  98404

     -------------------------

     (1) Includes 613,671 shares subject to conversion rights under 3,250 shares of 1993 Series 1 Preferred Stock.

     (2) Includes 445,601 shares owned by Timothy J. Schneebeck subject to a power of attorney held by Edwin J. Schneebeck.

     (3) Includes 40,000 shares subject to options under the Directors Stock Option Plan and 169,940 shares subject to conversion rights under 900 shares of 1993 Series 1
          Preferred Stock.

     (4)  See footnote (2) above.

     (5) Includes 166,666 shares subject to a presently exercisable warrant.

                                 PREFERRED STOCK

     The following table sets forth information as of September 4, 1995, with respect to all stockholders known by the Company to be the beneficial owners of more than 5% of the outstanding 1993 Preferred Stock. Each named beneficial owner has sole voting and investment power with respect to the shares set forth opposite his name.


     NAME AND ADDRESS          AMOUNT AND NATURE OF        PERCENT
    OF BENEFICIAL OWNER        BENEFICIAL OWNERSHIP        OF CLASS
    -----------------          ---------------------       --------
     Edwin J. Schneebeck                3,250                54.62%
      P.O. Box 5245
      Tacoma, WA  98405

     Don J. Simplot                       900                15.13%
      P.O. Box 27
      Boise, ID  83707

     Rawley F. Taplett                    900                15.13%
      P.O. Box 2188
      Wenatchee, WA  98801

     Douglas W. Toms                      450                 7.56%
      2001 Lakewood
      Olympia, WA  98501

     Dale L. Rasmussen                    450                 7.56%
      28833 228th Ave. S.E.
      Kent, WA  98042
                                        -----               -------
                                        5,950               100.00%


                           OWNERSHIP OF MANAGEMENT

     The following table sets forth information as of September 4, 1995, as to the number of shares of Common Stock and 1993 Preferred Stock beneficially owned by (i) each Director, (ii) the executive officers named in the Summary Compensation Table and (iii) all Directors and executive officers as a group. Except as otherwise specified, each named beneficial owner has sole voting and investment power with respect to the shares set forth opposite his name.


TITLE OF   NAME OF BENEFICIAL    AMOUNT AND NATURE OF     PERCENT
CLASS      OWNER                 BENEFICIAL OWNERSHIP     OF CLASS
--------   ------------------    --------------------     --------
Common     Peter B. Bensigner          35,833               0.63%

Common     Norman L. Bryan               -0-                 -0-

Common     V. Robert Colton           136,666(1)            2.41%

Common     Thomas M. Costales            -0-                 -0-

Common     Edward E. Elsner              -0-                 -0-

Common     James J. Mantras            37,714(2)            0.66%

Common     Dale L. Rasmussen          188,849(3)            3.25%

Common     Edwin J. Schneebeck      1,784,185(4)           28.33%

Common     Don J. Simplot             270,741(5)            4.65%

Common     David H. Smith               3,419               0.06%

Common     Robert M. Stemmler          40,000(6)            0.70%

Common     Rawley F. Taplett          701,005(7)           11.97%

Common     Douglas W. Toms            255,635(8)            4.43%

Common     Kelly Waller                53,541(9)            0.95%

Common     All executive officers
           and directors
           as a group (14 persons)    3,507,588            49.15%

Preferred  See  Ownership of Certain
           Beneficial Owners -
           Preferred Stock  for
           ownership of 1993 Preferred
           Stock

Preferred  All executive officers
           and directors
           as a group (14 persons)        5,950            100.0%

                                      7


-------------------------

(1)  Includes 20,000 shares subject to options under Directors Stock Option
     Plan.

(2) Includes 37,714 shares subject to options under the 1991 Executive Stock Option Plan.

(3) Includes 25,000 shares subject to options under the Incentive Stock Option Plan, 52,714 shares subject to options under the 1991 Executive Stock Option Plan and 84,970 shares subject to conversion rights under 450 shares of 1993 Series 1 Preferred Stock.

(4) Includes 40,000 shares subject to options under Directors Stock Option Plan, 613,671 shares subject to conversion rights under 3,250 shares of 1993 Series 1 Preferred Stock and 445,601 shares owned by Timothy
     J. Schneebeck subject to a power of attorney held by Edwin J.
     Schneebeck.

(5) Includes 5,000 shares subject to options under Directors Stock Option Plan and 169,940 shares subject to conversion rights under 900 shares of 1993 Series 1 Preferred Stock.

(6) Includes 40,000 shares subject to options under the Incentive Stock Option Plan.

(7) Includes 40,000 shares subject to options under Directors Stock Option Plan and 169,940 shares subject to conversion rights under 900 shares of 1993 Series 1 Preferred Stock.

(8) Includes 40,000 shares subject to options under Directors Stock Option Plan and 84,970 shares subject to conversion rights under 450 shares of 1993 Series 1 Preferred Stock.

(9)  Includes 20,000 shares subject to options under Directors Stock Option
     Plan.


                              EXECUTIVE OFFICERS

     The following are the executive officers of the Company. Executive officers are elected by the Board of Directors. For information concerning Common Stock and 1993 Preferred Stock beneficially owned by the executive officers, see "Ownership of Management."

     ROBERT M. STEMMLER. See description under "Election of Directors - Information About Directors and Nominees for Election."

     DALE L. RASMUSSEN, age 45, has been the Senior Vice President and Secretary since June 1989. He joined the Company in 1984 as Vice President of Finance and Administration.

     JAMES J. MANTRAS, age 67, was the Treasurer and Chief Financial Officer of the Company from June 1989 until March 1995, and was the Executive Vice President until his retirement on August 31, 1995.

     THOMAS M. COSTALES, age 48, has been the Treasurer and Chief Financial Officer of the Company since March 1995. From September 1993 until joining the Company, he was Vice President and Controller of the Omnifax division of Danka Industries, Inc. He held a similar position with Omnifax's predecessor, Telautograph Corporation, from 1987 until it was acquired by Danka Industries.

     EDWARD E. ELSNER, age 47, has been Vice President of Operations of the Company since June 1989, and Vice President of Operations of IMPCO since October, 1985. He held similar manufacturing positions at Litton
Industries, Inc.

     DAVID H. SMITH, age 55, has been Vice President, Research and Technology since May 1993, and from 1988 until becoming a Vice President, was the Company's Director of Research and Development.

                     COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth certain information regarding compensation paid during each of the Company's last three fiscal years to the Company's chief executive officer and each of the Company's other executive officers who were serving at the end of fiscal year 1995.


                           SUMMARY COMPENSATION TABLE

                                                    LONG-TERM
                                                  COMPENSATION
                              ANNUAL COMPENSATION     AWARDS
                              -----------------   ------------
                                                   SECURITIES
                                                   UNDERLYING
NAME AND              FISCAL   SALARY    BONUS       OPTIONS      ALL OTHER
PRINCIPAL POSITION     YEAR    ($)(1)     ($)      (IN SHARES)  COMPENSATION
-------------------    ----   --------  -------   ------------  ------------
Robert M. Stemmler(2)  1995   $170,083  $53,625     50,000(3)    $25,872(4)
 President and Chief   1994    145,417   50,000     70,000(3)     20,786
 Executive Officer

James J. Mantras       1995   $115,000  $12,000       -0-        $19,992(5)
 Executive Vice        1994    115,000   27,000       -0-         23,158
 President             1993    115,000   20,000       -0-         21,793

David H. Smith (6)     1995   $ 92,000  $15,000       -0-        $14,324(7)
 Vice President of     1994     92,000   16,000       -0-         11,924
 Research


Edward E. Elsner       1995   $ 90,000  $24,000       -0-        $16,918(8)
 Vice President of     1994     85,000   18,000       -0-         16,656
 Operations            1993     84,000   14,000       -0-         17,639

Dale L. Rasmussen      1995   $ 89,083  $15,000       -0-        $15,122(9)
 Senior Vice President 1994     85,000   17,000       -0-         16,341
 and Secretary         1993     85,000   15,000       -0-         16,623

Thomas M. Costales(10) 1995   $ 16,667  $ 3,000     12,000(3)    $ 2,000(11)
 Treasurer and Chief
 Financial Officer


-------------------------

(1) Includes amounts deferred by executive officers pursuant to the IMPCO Employee Savings Plan.

(2)  Mr. Stemmler became the Company's Chief Executive Officer on July 1,
     1993.

(3)  Options under Incentive Stock Option Plan.

                                      9


(4) Group term life insurance premium of $10,350, Company's contribution of $2,522 pursuant to the IMPCO Employee Savings Plan, Christmas bonus of $1,000 and automobile allowance of $12,000.

(5) Group term life insurance premium of $5,404, Company's contribution of $2,088 pursuant to the IMPCO Employee Saving Plan, Christmas bonus of $1,000 and automobile allowance of $11,500.

(6)  Mr. Smith became a Vice President in May 1993.

(7) Company's contribution of $1,674 pursuant to the IMPCO Employee Savings Plan, Christmas bonus of $1,000 and automobile allowance of $11,650.

(8) Group term life insurance premium of $2,280, Company's contribution of $1,638 pursuant to the IMPCO Employee Savings Plan, Christmas bonus of $1,000 and automobile allowance of $12,000.

(9) Company's contribution of $1,622 pursuant to the IMPCO Employee Savings Plan, Christmas bonus of $1,000 and automobile allowance of $12,500.


(10) Mr. Costales became the Company's Treasurer and Chief Financial Officer in March 1995.

(11) Automobile allowance of $2,000


                     OPTIONS GRANTED IN FISCAL YEAR 1995

     The following table provides information with respect to options granted during the last fiscal year.


                                             Individual Grants
                       ---------------------------------------------------------
                       Number of       % of Total
                       Securities        Options
                       Underlying      Granted to        Exercise
                        Options         Employees        Price Per    Expiration
Name                   Granted(1)     in Fiscal year       Share          Date
-------------------    ----------     --------------     ---------    ----------
Robert M. Stemmler       50,000             38%            $11.25       6/02/04
James J. Mantras           -0-              -0-              -0-           -
Dale L. Rasmussen          -0-              -0-              -0-           -
Thomas M. Costales       12,000              9%             $9.00       3/24/05
Edward Elsner              -0-              -0-              -0-           -
David H. Smith             -0-              -0-              -0-           -


                                 Potential Realizable
                               Value at Assumed Annual
                                 Rates of Stock Price
                            Appreciation for Option Term (2)
                           ---------------------------------
Name                               5%            10%
-------------------             --------      --------
Robert M. Stemmler              $353,753      $896,480
James J. Mantras                   -0-           -0-
Dale L. Rasmussen                  -0-           -0-
Thomas M. Costales              $ 67,920      $172,124
Edward Elsner                      -0-           -0-
David H. Smith                     -0-           -0-


-------------------------

(1) Material terms of options granted under the Incentive Stock Option Plan are as follows: Options are granted at the fair market value of the Common Stock on the date of grant and vest cumulatively at the rate of 25% annually, beginning on the first anniversary of the date of grant. However, if employment terminates due to death or disablement, retirement at or after age 62, or termination without cause, then options vest at the rate of 25% for each full calendar year of employment. Options may be exercised only while an optionee is employed by the Company, or within 30 days following termination of employment. However, if termination results from death or disability, options may be exercised within one year of the termination date. In no event may options be exercised more than ten years after date of grant.

                                     10


(2) Based on ten-year option term and annual compounding at rates shown. The dollar amounts under these columns are the results of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, of the Common Stock. No gain to optionees is possible without stock price appreciation, which will benefit all stockholders commensurately.


               AGGREGATED OPTION EXERCISES DURING FISCAL YEAR 1995
                                       AND
                          FISCAL YEAR-END OPTION VALUES

     The following table provides information with respect to exercise of options during the last fiscal year and value of unexercised options at the end of fiscal year 1995.

                                                                 VALUE
                                            NUMBER OF       OF UNEXERCISED
                                           UNEXERCISED       IN-THE-MONEY
                                             OPTIONS            OPTIONS
                    SHARES               (IN SHARES) AT        AT FISCAL
                   ACQUIRED              FISCAL YEAR-END      YEAR-END(1)
                      ON      VALUE      ----------------   ---------------
                   EXERCISE  REALIZED       EXERCISABLE/       EXERCISABLE/
 NAME                (#)       ($)         UNEXERCISABLE      UNEXERCISABLE
------------------ --------  --------    ----------------   ----------------
Robert M. Stemmler    -0-       -0-       17,500/102,500    $ 32,500/97,500

James J. Mantras    31,666  208,522(2)    37,714/  -0- (3)  $248,087/  -0-

Dale L. Rasmussen     -0-       -0-       77,714/  -0- (3)  $379,737/  -0-

Thomas M. Costales    -0-       -0-        -0-  /12,000(4)     -0-  /  -0-

Edward Elsner         -0-       -0-        -0-  /  -0-         -0-  /  -0-

David H. Smith      16,666   102,079(2)    -0-  /  -0- (4)     -0-  /  -0-

-------------------------

(1) Calculated by determining the difference between the fair market value of the Common Stock underlying the options on April 30, 1995 ($8.50) and the exercise price of the options.

(2) Calculated by determining the difference between the fair market value of the Common Stock on the date of exercise and the exercise price of the options.

(3) Options under Incentive Stock Option Plan and 1991 Executive Stock Option Plan.

(4)  Options under Incentive Stock Option Plan.


                           EMPLOYMENT AGREEMENTS

     An Employment Agreement with Robert M. Stemmler in effect through March 31, 1995 was replaced with a new Employment Agreement effective April 1, 1995. The new Agreement is for three consecutive twelve month periods, commencing April 1, 1995. It is subject to certain termination events, which include Mr. Stemmler's resignation and the Company's right to terminate him with or without cause upon payment of lump sum equal to 100% in the first term and 75% in the second and third terms, respectively, of base salary, plus certain incentive compensation and payment of benefits for a period following termination. The Agreement requires payment of an annual base salary of $195,000, payment of incentive compensation under the Company's Bonus Incentive Plan and a special one-time bonus of $20,000 paid upon the commencement of the Agreement.


                        COMPENSATION COMMITTEE REPORT
                          ON EXECUTIVE COMPENSATION

     The following report on executive compensation is furnished by the Board of Directors. In fiscal year 1995, as in prior years, the nonmanagement members of the Board of Directors determined the compensation to be paid to the executive officers. Employment Agreements with Robert M. Stemmler were in effect during the fiscal year. See "Employment
Agreements."

                        FISCAL YEAR 1995 COMPENSATION

                           COMPENSATION PHILOSOPHY

     Compensation of the executive officers is designed to link compensation directly to the Company's growth and financial performance. Compensation consists of base compensation, a Bonus Incentive Plan and options under an Incentive Stock Option Plan. The objective of these three elements, taken together, is to provide reasonable base compensation and to retain, recognize and reward superior performance. The compensation philosophy also ensures that the Company provides a comprehensive compensation package that is competitive in the marketplace.

                             BONUS INCENTIVE PLAN

     The Company has a Bonus Incentive Plan which includes a bonus incentive plan for the chief executive officer and a bonus incentive pool for the executive officers and staff. These bonus plans have two components: A "revenue portion" which is based upon the percentage increase of the Company's gross revenues to the extent gross revenues exceed 110% of the prior fiscal year gross revenues, and an "earnings before interest and taxes (EBIT) portion" which is based upon the incremental growth in EBIT over the prior fiscal year. The minimum bonus payable to the chief executive officer is 1.5% of the current fiscal year's EBIT and the maximum bonus is 75% of current salary. The minimum bonus pool for the other executive officers and staff is 4% of the current fiscal year's EBIT and the maximum bonus pool is 50% of their current aggregate salaries.

                               CEO Compensation

     Robert M. Stemmler served as chief executive officer pursuant to an employment agreement which was in effect through March 31, 1995. Pursuant to that employment agreement, he was paid a base salary at an annual rate of $134,000. Effective April 1, 1995, the Company entered into a new employment agreement with Mr. Stemmler providing for a base salary at an annual rate of $195,000. In addition to the base salary, Mr. Stemmler is eligible for an annual cash bonus under the Bonus Incentive Plan. The 1995 employment agreement also provided a special one-time bonus payment of $20,000. The increase in the base salary and the one-time bonus payment were in recognition of Mr. Stemmler's development and execution of the Company's fiscal year 1995 operating plan and the identification and implementation of significant strategic relationships with original equipment manufacturers, domestic and international distributors and various governmental agencies.

      Mr. Stemmler's bonus for fiscal year 1995 was the minimum bonus payable under the Bonus Incentive Plan. As longer term compensation, options were granted to purchase 50,000 shares of common stock under the Incentive Stock Option Plan. The options were intended to induce
Mr. Stemmler's continued employment, allow him to participate in the ownership of the Company, and provide further long-term incentive to advance the interest of the Company and increase the value of the Company's stock.

                           OTHER EXECUTIVE OFFICERS

     In reviewing and approving base salaries for the executive officers, the Compensation Committee relies on independent industry surveys to assess the Company's salary competitiveness and salary range for each position. Base salary is based upon individual performance, experience, competitive pay practices and level of responsibilities. Base salaries in fiscal year 1995 reflected the Committee's determination of compensation levels required to remain competitive, given each executive officer's performance, the Company's performance and the competitive environment for executive talent. The purpose of Stock Options are to induce selected, key employees of the Corporation and its subsidiaries to remain employed with the Corporation, to participate in the ownership of the Corporation, to advance the interests of the Corporation and to increase the value of the Corporation's Common Stock. In fiscal year 1995, the executive officers' bonuses under the Bonus Incentive Plan were at the minimum level payable under the Plan.

     The foregoing report was made by the members of the Compensation
Committee.


                               Douglas W. Toms, Chair
                               Edwin J. Schneebeck
                               Don J. Simplot
                               Rawley F. Taplett

                        COMPARATIVE STOCK PERFORMANCE

     The graph below compares the cumulative total stockholder return on the Company's Common Stock for the last five fiscal years with the cumulative total return of the CRSP Total Return Index for The Nasdaq Stock Market Index and the Nasdaq Trucking and Transportation Stock Index over the same period (assuming the investment of $100 and reinvestment of all dividends).


        EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPH


                                                       Nasdaq
          Value at                                   Trucking &
          April 30,    AirSensors      Nasdaq      Transportation
         ----------    ----------     --------     --------------
            1990         100.0          100.0          100.0
            1991          75.0          118.8          107.2
            1992          62.5          144.1          143.6
            1993          85.4          165.6          160.9
            1994         177.1          184.3          182.3
            1995         141.7          214.2          180.3


                  APPROVAL OF INDEPENDENT PUBLIC ACCOUNTANTS

     Ernst & Young LLP has audited the Company's financial statements for the fiscal years ended April 30, 1988 through 1995.

     The Board of Directors has selected Ernst & Young LLP as independent public accountants for the Company for the fiscal year ending April 30, 1996. Although not required to be voted upon by the stockholders, the Board of Directors deems it appropriate for the selection to be submitted for ratification by the stockholders. The persons named in the accompanying proxy will vote the Common Stock represented by the proxy for ratification of the selection of Ernst & Young LLP, unless a contrary choice has been specified in the proxy. If the stockholders do not ratify the selection of Ernst & Young LLP by a majority vote, the selection of independent public accountants will be considered by the Board of Directors, although the Board of Directors would not be required to select different independent public accountants for the Company. The Board of Directors retains the power to select another firm as independent public accountants for the Company to replace a firm whose selection was ratified by the stockholders in the event the Board of Directors determines that the best interest of the Company warrants a change of its independent public accountants. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so. Such representative is expected to be available to respond to appropriate questions.

      THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY FOR FISCAL YEAR 1996 AND RECOMMENDS A VOTE "FOR"
      APPROVAL OF THE APPOINTMENT.


                           SECTION 16(a) REPORTING

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company or advice that no filings were required, during fiscal year 1995 all officers, directors and greater than 10% beneficial owners were complied with the Section 16(a) filing requirements, except Peter B. Bensinger filed one Form 4 late.

                          PROPOSALS OF STOCKHOLDERS

     In order for proposals of stockholders to be included in the proxy materials for presentation at the 1996 Annual Meeting of Stockholders, such proposals must be received by the Corporate Secretary no later than June 1, 1996.

                              OTHER INFORMATION

     The 1995 Annual Report of the Company for the fiscal year ended April 30, 1995 was mailed to stockholders prior to or together with the mailing of this Proxy Statement. Stockholders who did not receive a copy of the 1995 Annual Report with their Proxy Statement may obtain a copy by writing to or calling Dale L. Rasmussen, Secretary, AirSensors, Inc., 708 Industry Drive, Seattle, Washington 98188, its telephone number is (206) 575-1594.

                                OTHER BUSINESS

     As of the date of this Proxy Statement management knows of no other business which will be presented for action at the meeting. If any other business requiring a vote of the stockholders should come before the meeting, the persons named in the enclosed form of proxy will vote or refrain from voting in accordance with their best judgment.

                                    By Order of the Board of Directors,

                                    /s/ Dale L. Rasmussen
                                    ----------------------------------
                                    Dale L. Rasmussen
                                    Secretary



Cerritos, California
September 26, 1995

                               AIRSENSORS, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Robert M. Stemmler and Dale L. Rasmussen, and each of them, as proxies, each with power of substitution, to vote for and on behalf of the undersigned all of the shares of Common Stock of AirSensors, Inc. that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on November 3, 1995, and at any adjournment thereof, as follows:

                              [See Reverse Side]

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED ON THIS PROXY CARD. MANAGEMENT RECOMMENDS A VOTE FOR ALL NOMINEES AND FOR THE MATTERS DESIGNATED ON THIS PROXY CARD; IF NO SPECIFICATION IS MADE, A VOTE FOR ALL OF SAID NOMINEES AND FOR ALL SUCH MATTERS WILL BE ENTERED.

                   I plan to attend the meeting      [   ]


   (1)  ELECTION OF DIRECTORS:

        [     ]  FOR All Nominees listed
                 (except as indicated to the contrary)

        [     ]  WITHHOLD AUTHORITY
                 to vote for all nominees as indicated

     INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, PRINT THAT NOMINEE'S NAME IN THE FOLLOWING SPACE:

     ----------------------------------------------------------------------
                   V. Robert Colton        Robert M. Stemmler


   (2) FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS

        [     ]  FOR    [     ] AGAINST     [     ]  ABSTAIN


   (3) IN THEIR DIRECTION, THE HOLDERS OF THIS PROXY ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

        [     ]  YES    [     ] NO


                               The undersigned hereby revokes any proxy or proxies heretofore given for such shares and ratifies all that said proxies or their substitutes may lawfully do by virtue hereof.

                               Date:_______________________________, 1995

                               __________________________________________
                                               Signature

                               __________________________________________
                                        Signature if held jointly

                               Please sign exactly as name appears on this proxy. If stock is held jointly, both persons should sign. Persons signing in a representative capacity should give their title.